Exhibit 10.2

AMENDMENT TO PRIVATE PLACEMENT AGREEMENT

          The following provisions are hereby incorporated into, and are hereby made a part of, that certain Private Placement Agreement dated July 11, 2006 (the “Agreement”) between Material Technologies, Inc., a Delaware corporation (the “Company”) and Continental Advisors SA, a corporation incorporated under the laws of Luxembourg (“CA”) and such provisions are effective retroactively to the date of the Agreement (the “Effective Date”).  All capitalized terms in this Amendment to Employment Agreement, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

1.       The first sentence of paragraph 6 of the Agreement is hereby deleted and replaced as follows:

6.       The appointment and authorization of CA under paragraph 1 of this Agreement shall terminate 18 months from the effective date of this Agreement or at such time as may be mutually agreed upon by the Company and CA (the “termination Date”) provided the Company shall remain responsible for the reimbursement, indemnification, and contribution obligations of the Company under paragraph 4 of this Agreement which shall survive any termination of CA’s appointment and authorization hereunder.

The remainder of paragraph 6 of the Agreement shall remain unchanged.

2.       All other provisions of the Agreement remain unchanged.

          IN WITNESS WHEREOF, the Parties have caused this Amendment to Private Placement Agreement to be duly executed and delivered as of August 29, 2007.

COMPANY:                                                               CA:

MATERIAL TECHNOLOGIES, INC.,                   CONTINENTAL ADVISORS SA,
a Delaware corporation                                                a Luxembourg corporation

   /s/ Robert M. Bernstein                                                   /s/ Riccardo Moraldi
By:  Robert M. Bernstein                                              By:   Riccardo Moraldi
Its:  Chief Executive Officer                                           Its:   Director